Exhibit 10.1

April 7, 2021

Tio Tech A

Unter den Linden 21

10117 Berlin

Germany

Re: Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and among Tio Tech A, a Cayman Islands exempted company (the “Company”), Deutsche Bank Securities Inc. (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of up to 34,500,000 of the Company’s units (including up to 4,500,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-third of one redeemable warrant. Each whole warrant (each, a “Public Warrant”) entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as described in the Prospectus (as defined below). The Units will be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) and the Company has applied to have the Units listed on the Nasdaq Capital Market. Certain capitalized terms used herein are defined in paragraph 11 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of Lindentor 1055. V V GmbH (to be renamed Tio Tech SPAC Holdings GmbH) (the “Sponsor”) and the undersigned individuals, each of whom is a member of the Company’s board of directors, management team and/or an investment advisor of the Company (each of the undersigned individuals, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1.

The Sponsor and each Insider agrees that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any Ordinary Shares (as defined below) owned by it, him or her or owned by a wholly-owned entity of such Insider in favor of any proposed Business Combination and (ii) not redeem any Ordinary Shares owned by it, him or her or owned by a wholly-owned entity of such Insider in connection with such shareholder approval. If the Company seeks to consummate a proposed Business Combination by engaging in a tender offer, the Sponsor and each Insider agrees that it, he or she will not sell or tender any Ordinary Shares owned by it, him or her or owned by a wholly-owned entity of such Insider in connection therewith.

2.

The Sponsor and each Insider hereby agrees that in the event that the Company fails to consummate a Business Combination within 24 months from the closing of the Public Offering, or such later period approved by the Company’s shareholders in accordance with the Company’s amended and restated memorandum and articles of association (as it may be amended from time to time, the “Charter”), the Sponsor and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Class A Ordinary Shares sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined below), including interest earned on the funds held in the Trust Account (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, liquidate and dissolve, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of applicable law. The Sponsor and each Insider agrees to not propose any amendment to the Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within the required time period set forth in the Charter or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial Business Combination activity, unless the Company provides its Public Shareholders with the opportunity to redeem their Offering Shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Offering Shares.

The Sponsor and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor and each Insider hereby further waives, with respect to any Ordinary Shares held by it, him or her, if any, any redemption rights it, he or she may have in connection with (a) the consummation of a Business Combination, including, without limitation, any such rights available in the context of a shareholder vote to approve such Business Combination, or (b) a shareholder vote to approve an amendment to the Charter (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with our initial Business Combination or to redeem 100% of the Offering Shares if the Company has not consummated a Business Combination within the time period set forth in the Charter or (B) with respect to any other provisions relating to shareholders’ rights or pre-initial Business Combination activity or in the context of a tender offer made by the Company to purchase Offering Shares (although the Sponsor, the Insiders and their respective affiliates shall be entitled to redemption and liquidation rights with respect to any Offering Shares it or they hold if the Company fails to consummate a Business Combination within the time period set forth in the Charter).

3.

During the period commencing on the effective date of the Underwriting Agreement and ending 180 days after such date, the Sponsor and each Insider shall not, without the prior written consent of the Underwriter, Transfer (as defined herein) any Units, Ordinary Shares (including, but not limited to, Founder Shares), Warrants or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares owned by it, him or her or owned by a wholly-owned entity of such Insider, as applicable, subject to certain exceptions enumerated in Section 5(h) of the Underwriting Agreement. Notwithstanding the foregoing, the Insiders and their wholly-owned entities of such Insiders may Transfer Units or Ordinary Shares purchased in the Public Offering to their affiliates for no consideration, so long as such affiliate agrees to be bound by the terms of this Letter Agreement.

Each of the Insiders and the Sponsor acknowledges and agrees that, prior to the effective date of any release or waiver, of the restrictions set forth in this paragraph 3 or paragraph 7 below, the Company shall announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted shall be effective no earlier than two business days after the publication date of such press release. The provisions of this paragraph will not apply to any transfer permitted under paragraph 7(c) hereof or if the release or waiver is effected solely to permit a transfer not for consideration and the transferee has agreed in writing to be bound by the same terms described in this Letter Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

4.

In the event of the liquidation of the Trust Account upon the failure of the Company to consummate its initial Business Combination within the time period set forth in the Charter, the Sponsor (the “Indemnitor”) agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened) to which the Company may become subject as a result of any claim by (i) any third party for services rendered or products sold to the Company or (ii) any prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement (a “Target”); provided, however, that such indemnification of the Company by the Indemnitor (x) shall apply only to the extent necessary to ensure that such claims by a third party or a Target do not reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Offering Share and (ii) the actual amount per Offering Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Offering Share is then held in the Trust Account due to reductions in the value of the trust assets, less taxes payable, (y) shall not apply to any claims by a third party or a Target which executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) and (z) shall not apply to any claims under the Company’s indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended. The Indemnitor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 30 days following written receipt of notice of the claim to the Indemnitor, the Indemnitor notifies the Company in writing that it shall undertake such defense.

5.

To the extent that the Underwriter does not exercise its over-allotment option to purchase up to an additional 4,500,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Initial Shareholders agree to forfeit, at no cost, a number of Founder Shares, to be split pro rata between them based on the number of Founder Shares they hold upon the consummation of the Public Offering, equal to 1,125,000 multiplied by a fraction, (i) the numerator of which is 4,500,000 minus the number of Units purchased by the Underwriter upon the exercise of their over-allotment option, and (ii) the denominator of which is 4,500,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriter so that the Founder Shares will represent an aggregate of 20.0% of the Company’s issued and outstanding Class A Ordinary Shares after the Public Offering (not including Class A Ordinary Shares underlying the Private Placement Warrants (as defined below)). The Initial Shareholders further agree that to the extent that the size of the Public Offering is increased or decreased, the Company will purchase or sell Units or effect a share repurchase or share capitalization, as applicable, immediately prior to the consummation of the Public Offering in such amount as to maintain the ownership of the Initial Shareholders prior to the Public Offering at 20.0% of its issued and outstanding Capital Shares upon the consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 4,500,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15% of the number of Public Shares included in the Units issued in the Public Offering and (B) the reference to 1,125,000 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of Founder Shares that the Initial Shareholders would have to surrender to the Company in order for the Initial Shareholders to hold an aggregate of 20.0% of the Company’s issued and outstanding Class A Ordinary Shares after the Public Offering (not including Class A Ordinary Shares underlying the Warrants or Private Placement Warrants).

6.

The Sponsor and each Insider hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Sponsor or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), and 7(b), as applicable, of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7.

(a) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or any Class A Ordinary Shares issuable upon conversion thereof) until the earlier of (A) one year after the completion of the Company’s initial Business Combination and (B) (x) subsequent to the Business Combination, if the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Company’s Public Shareholders having the right to exchange their shares of Class A Ordinary Shares for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or any Class A Ordinary Shares underlying the Private Placement Warrants), until 30 days after the completion of the initial Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and the Class A Ordinary Shares underlying the Private Placement Warrants that are held by the Sponsor, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers or directors, any affiliate, associate or family member of any of the Company’s officers or directors, any affiliate or associate of the Sponsor or to any members of the Sponsor or any of their affiliates, associates or family members or to any employee of any such affiliate or associate; (b) in the case of an individual, as a gift to such person’s immediate family or to a trust, the beneficiary of which is such person or a member of such person’s immediate family, an affiliate or associate of such person or to a charitable organization; (c) any personalized portfolio bond issued by an insurance company that is beneficially owned by any person referred to in (a) and (b) above and in relation to which such person has the ability to direct the management of assets comprising the bond portfolio; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of such person; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of a business combination at prices no greater than the price at which the shares or warrants were originally purchased; (g) by virtue of the laws of the Cayman Islands or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (h) in the event of the Company’s liquidation prior to the consummation of its initial business combination; (i) in the event that, subsequent to the Company’s consummation of an initial business combination, the Company completes a liquidation, merger, share exchange or other similar transaction which results in all of its shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property; (j) to generate sufficient cash proceeds solely to pay any income tax and employee national insurance liability of any Insider or any of their permitted transferees resulting from (1) the conversion of the Founder Shares into Class A Ordinary Shares upon the consummation of the Company’s initial Business Combination or earlier at the option of the holder, (2) the exercise of any Private Placement Warrants or (3) the subscription for the Founder Shares, and/or the issuance of any membership interest in the Sponsor, it being understood that (x) no such sales shall occur prior to closing of the business combination and (y) any Form 4 filing required as a result of such sales shall include an explanatory note to the effect that such sales were made solely to cover tax liabilities results from the items set forth in (1)-(3) of clause (j); or (k) in the case of the anchor investors, to such anchor investor’s affiliates, or any investment fund or other entity controlled or managed by such anchor investor, or to any investment manager or investment advisor of such anchor investor or an affiliate of any such investment manager or investment advisor; provided, however, that in the case of clauses (a) through (h) or (k) these permitted transferees must enter into a written agreement agreeing to be bound by such transfer restrictions and the other restrictions contained in this Letter Agreement. For the avoidance of doubt, paragraphs 7(a) and (b) shall not apply to any issue, redemption or reallocation (or any other action having a similar effect) of membership interests in the Sponsor.

8.

The Sponsor and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to the Insider’s background. The Sponsor and each Insider’s questionnaire(s) furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9.

Except as disclosed in the Prospectus, neither the Sponsor nor any officer, nor any affiliate of the Sponsor or any officer, nor any director of the Company, shall receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate, the completion of the Company’s initial Business Combination (regardless of the type of transaction that it is).

10.

The Sponsor and each Insider has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or director of the Company.

11.

As used herein: (i) “Business Combination” shall mean a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Ordinary Shares” shall mean the Class A Ordinary Shares and Class B ordinary shares, par value $0.0001 per share (the “Class B Ordinary Shares”); (iii) “Founder Shares” shall mean the 8,625,500 Class B Ordinary Shares issued and outstanding (up to 1,125,000 of which are subject to complete or partial forfeiture if the over-allotment option is not exercised by the Underwriter); (iv) “Initial Shareholders” shall mean the Sponsor and any Insider that holds Founder Shares; (v) “Private Placement Warrants” shall mean the 5,333,333 warrants (or 5,933,333 warrants if the over-allotment option is exercised in full) that the Sponsor has agreed to purchase (subject to reduction in certain circumstances) for an aggregate purchase price of up to $8,000,000 (or up to $8,900,000 if the over-allotment option is exercised in full), or $1.50 per warrant, in a private placement that shall occur simultaneously with the consummation of the Public Offering; (vi) “Public Shareholders” shall mean the holders of securities issued in the Public Offering; (vii) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; (viii) “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment of an open “put equivalent option” within the meaning of Section 16a-1(b) under the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b); and “Warrants” shall mean the Private Placement Warrants and Public Warrants.

12.

The Company will maintain an insurance policy or policies providing directors’ and officers’ liability insurance, and each director shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any of the Company’s directors or officers.

13.

This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14.

No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor and each Insider and their respective successors, heirs and assigns and permitted transferees.

15.

Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

16.

This Letter Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

17.

This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18.

This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19.

Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

20.

This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods or (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by June 30, 2021; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

LINDENTOR 1055. V V GMBH (TO BE RENAMED TIO TECH SPAC HOLDINGS GMBH)

/s/ Roman Kirsch
Name: Roman Kirsch
Title: Managing Director

/s/ Roman Kirsch
Name: Roman Kirsch
Title: Chief Executive Officer and Director of Tio Tech A

/s/ Spyro Korsanos
Name: Spyro Korsanos
Title: Chief Financial Officer of Tio Tech A

/s/ Dominik Richter
Name: Dominik Richter
Title: Chairman of Tio Tech A

/s/ Manuel Stotz
Name: Manuel Stotz
Title: Director of Tio Tech A

/s/ Jonathan Teklu
Name: Jonathan Teklu
Title: Director of Tio Tech A

[Signature Page to Letter Agreement]

/s/ Jeronimo Folgueira
Name: Jeronimo Folgueira
Title: Director of Tio Tech A

/s/ Victor Jacobsson
Name: Victor Jacobsson
Title: Member of the Investment Advisory Board of Tio Tech A

/s/ Jan Beckers
Name: Jan Beckers
Title: Member of the Investment Advisory Board of Tio Tech A

/s/ Thomas Griesel
Name: Thomas Griesel
Title: Member of the Investment Advisory Board of Tio Tech A

FUSE VENTURE ADVISORS LIMITED

/s/ Spyro Korsanos
Name: Spyro Korsanos
Title: Managing Partner of the Affiliate Investment Advisor

Acknowledged and Agreed:

TIO TECH A

By:	/s/ Roman Kirsch
Name: Roman Kirsch
Title: Chief Executive Officer

[Signature Page to Letter Agreement]